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                                                                    EXHIBIT 99.1


Spatial Technology Inc. Changes Name to PlanetCAD Inc. and Announces Sale of Component Software Division

BOULDER, Colo.--(BUSINESS WIRE)--Nov. 14, 2000--Spatial Technology Inc./PlanetCAD (AMEX:STY)(Nasdaq:DASTY):

     Divestiture Increases Focus On Growth Market Areas in the Manufacturing Supply Chain

Spatial Inc. (AMEX:STY), the world's leading developer of Web-hosted engineering application services and interoperability solutions for manufacturers, today announced that it has changed its name to PlanetCAD Inc. and has completed the sale of its Component Software Division to Dassault Systemes.

The company, now known as PlanetCAD(TM), will focus on its proprietary Web-based services and enterprise solutions that streamline the flow and communication of engineering data throughout the manufacturing supply chain. The company will change its AMEX ticker symbol from "STY" to "PCD" to reflect the name change.

The company changed its name to PlanetCAD in connection with the sale of its Component Software Division to France-based Dassault Systemes (Nasdaq:DASTY), a premier developer of design and engineering software. Under the terms of the deal, the Component Software Division retained the name Spatial and became an indirect, wholly owned subsidiary of Dassault Systemes. The company's PlanetCAD Division was not sold in the transaction and continues to operate as an independent company under the name PlanetCAD Inc.

"PlanetCAD's expertise in developing and selling Web-based interoperability solutions for the manufacturing supply chain, along with its focus on enterprise solutions, will be a powerful combination for success," said Bernard Charles, president of Dassault Systemes. "Our growing relationship with PlanetCAD will help us provide our customers with state-of-the-art solutions for engineering data interchange."

PlanetCAD will continue to develop its relationships with both Dassault Systemes and Dassault Systemes' new Spatial subsidiary under a number of cross-licensing agreements. Under these agreements:

     -- PlanetCAD will have a perpetual source code license agreement for Spatial's component technologies.

     -- PlanetCAD and Spatial will share the intellectual property rights to Spatial's healing and translation technologies, and will jointly develop and enhance those technologies.



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     --   Dassault Systemes plans to resell Enterprise versions of PlanetCAD Web services.

     -- PlanetCAD will provide Dassault Systemes with a co-branded version of its 3Dshare.com Web service for CAD model interoperability for use on Dassault Systemes' Web sites worldwide.

     -- Dassault Systemes and PlanetCAD will cooperate to bring advanced applications from Dassault to the PlanetCAD.com Web site as new customer services.

"One of the biggest benefits of this agreement is the ongoing relationship PlanetCAD will enjoy with Dassault Systemes," said Bruce Morgan, president and CEO of PlanetCAD. "Dassault Systemes is the premier developer of process centric CAD/CAM/CAE software in the world. As such, we believe it is the best home for Spatial's Component Software Division because it has the resources and commitment to develop those products and services. Dassault Systemes will also be a strategic partner for PlanetCAD in the development, distribution and marketing of our new generation interoperability products and Web services."

In addition to its relationships with Dassault Systemes and Spatial, PlanetCAD has established partnerships with other well-respected companies in the industry, including Tecnomatix, SAIC, CAD/CAM Publishing, Alibre and CADKey. PlanetCAD's July 2000 acquisition of Prescient Technologies Inc. added the respected PrescientQA(R) suite of quality assurance products to PlanetCAD's family of interoperability products and services.

"PlanetCAD's innovative use of Web technology will facilitate the process of connecting customers with service bureaus in the fast-paced world of rapid prototyping and custom manufacturing," said Bruce Okkema, president of Eagle Design & Technology Inc. "Through online quoting and data exchange, we will be able to offer our services to a much broader base than we would normally have access to. It will be much easier for the engineering community to quickly connect with the service providers they need."

PlanetCAD started as a division of Spatial Technology Inc. in January 2000, following successful research and development proving the viability of Internet technology to streamline the flow of engineering data throughout manufacturing processes. The sale of the Component Software Division means that PlanetCAD will now have resources to focus entirely on its growing business areas, working from an already established customer base for enterprise solution sales. In addition, the PlanetCAD.com Web site, which was launched in June 2000, has already signed up more than 9,000 registered users, and has four engineering application services available. The Enterprise and Web services combine to offer customers a powerful set of options for the movement of engineering data reflecting their requirements for security, availability and affordability.



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"PlanetCAD helps make my company's injection molding, tool design and tool production services seamless," said Christopher Brizes, president of Royal Plastics Inc. "Our customers can provide data in any format they choose, and I can take the data with very little interpretation or translation and manipulate it into any other format, all without owning actual CAD software."

PlanetCAD develops and offers Web- and enterprise-hosted application services designed to accelerate the flow of design data through the manufacturing supply chain. PlanetCAD has developed proprietary technologies that enable the rapid delivery, distribution and hosting of complex engineering software services across the Internet. Among those services are:

     -- 3Dshare(TM) -- provides online translation and repair of 3D CAD models to streamline the flow of engineering data between organizations regardless of the installed CAD systems.

     -- Bits2PARTS(TM) -- streamlines the communication and data transmission process between manufacturers and rapid prototyping service bureaus across the Web.

     -- DesignQA(TM) -- reduces costly design errors, accelerates time-to-market and improves the product development process.

     -- DriveQA(R) -- acquires, summarizes, analyzes, reports and depicts engineering quality metrics.

     -- CertifyQA(TM) -- ensures that CAD models achieve an acceptable quality level before being made ready for revision or use.

     -- Quote-A-Part(TM) -- generates fast and accurate cost estimates for machined parts.

     -- 3Dpublish(TM) -- enables online, automated capture of high-resolution 2D graphics from 3D CAD models.

     -- IntraVISION(R) -- provides enterprise-wide or Internet access to all major 2D and 3D product data for viewing, markup, measuring, and converting more than 300 file formats.

     About PlanetCAD Inc.

PlanetCAD develops and delivers Web-hosted and enterprise-based application services, and e-commerce sites for streamlining engineering data interchange throughout the digital manufacturing supply chain. PlanetCAD's application services include the PrescientQA(R) design-quality engineering software suite, which reduces costly design errors, accelerates time-to-market,



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and improves the product development process; 3Dshare.com(TM) (www.3dshare.com), which provides online translation and repair of 3D CAD models to streamline the flow of engineering data between organizations regardless of installed CAD systems; 3Dpublish.com(TM) (www.3dpublish.com), for the online, automated capture of high-resolution 2D graphics from 3D CAD models; and Bits2PARTS(TM) (www.bits2parts.com), an e-commerce service that streamlines the communication and data transmission process between manufacturers and rapid prototyping service bureaus across the Web; and IntraVISION(R), which enables viewing, markup, measuring and converting of more than 300 CAD file formats over the Internet without downloading.

PlanetCAD is headquartered in Boulder, Colo. and has offices in Boston and the United Kingdom. For more information, visit www.planetcad.com, or call 888/319-0871.

Statements made in this news release that are not historical facts may be forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement, and any projections related to 3Dhare.com and PlanetCAD.com may be significantly different than those predicted by the company. There are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. A description of risks and uncertainties attendant to the company and its industry, and other factors which could affect the company's financial results, are included in the company's Securities and Exchange Commission filings, including, but not limited to, the company's annual report on Form 10-KSB for the year ended December 31, 1999.

PlanetCAD, 3Dshare.com, 3Dpublish.com, Bits2Parts, and PlanetCAD Connect are trademarks of PlanetCAD Inc. IntraVISION and Prescient QA are registered trademarks. All other products are trademarks of their respective owners.

CONTACT: PlanetCAD, Boulder
Rachael Dalton-Taggart, 303/209-9252
rachael.taggart@planetcad.com

or

PlanetCAD Public Relations:
Metzger Associates
Bill Tompkins, 303/786-7000
bill@metzger.com

or

PlanetCAD Investor Relations:
Pfeiffer Public Relations
Geoff High, 303/393-7044
geoff@pfeifferpr.com

or

PlanetCAD UK Public Relations:
Practical PR
David Allen, 44 (0) 171-328-1991
practicalpr@cix.co.uk